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                                                                    Exhibit 10.4


                               AMENDMENT NO. 13
                                       TO
                           ATLANTIC RICHFIELD COMPANY
                    1985 EXECUTIVE LONG-TERM INCENTIVE PLAN
                         _____________________________

Pursuant to the power of amendment reserved therein, the Atlantic Richfield Company Executive Long-Term Incentive Plan is amended, effective immediately, with respect to any Anticipatory Change of Control or Change of Control related to a merger of a subsidiary of BP Amoco p.l.c. with and into Atlantic Richfield Company (the "ARCO-BP Merger"), as follows:.

1. The introductory language under Article 1, Section 2(b)(i) of the Plan is amended to eliminate footnote No. 1 and read as follows:

     "(i) Consummation of a reorganization, merger or consolidation or sale of all or substantially all of the assets of ARCO (a "Business Combination"), unless, in each case, following such Business Combination:"

2.   Article II, Section 2(f) of the Plan is amended to read as follows:

     "(f) Change of Control. Except as to any grant of Stock Options after the commencement of an Anticipatory Change of Control related to a merger between Atlantic Richfield Company and BP Amoco, upon the occurrence of a Change of Control, a participant shall be entitled to exercise any outstanding Stock Options which are not otherwise exercisable immediately preceding such a Change of Control."

3.   Article III, Section 4(c) of the Plan is amended to read as follows:

     "(c)  Except as to any grant of Restricted Stock or Performance-Based
         Restricted Stock after the commencement of an Anticipatory Change of Control related to a merger between Atlantic Richfield Company and BP Amoco, all shares of Restricted Stock and Performance-Based Restricted Stock shall be deemed vested upon the occurrence of a Change of Control."

4.   Article III, Section 3(b)(v) of the Plan is amended to read as follows:

     "(v)  (1)  If a Change of Control occurs following any grant of Contingent
          Restricted Stock, any actual award of Performance-Based Restricted Stock to which the grantee would otherwise be entitled in respect of such Contingent Restricted Stock, based on the Company's Performance Ranking for the year of the Performance Period on the date of the Change of Control under the applicable Restricted Stock Payment Schedule, shall be satisfied by the grant of shares of Common Stock. The number of

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          shares shall be determined by multiplying the Contingent Restricted
          Stock by a fraction, the numerator of which is the number of completed months (or fraction thereof) in the Performance Period as of the date of the Change of Control and the denominator of which is the number of months in such Performance Period. However, if such Contingent Restricted Stock is granted after the commencement of an Anticipatory Change of Control related to a merger of a subsidiary of BP Amoco p.l.c. with and into Atlantic Richfield Company, such grant shall be satisfied by the grant of Performance-Based Restricted Stock subject to normal employment circumstances."

Executed this 31st day of March, 1999.

ATTEST                                        ATLANTIC RICHFIELD COMPANY



BY:      [Diane Thompson]                     BY:  [John H. Kelly]
     ------------------------                     ------------------------
                                                   JOHN H. KELLY
                                                   Senior Vice President
                                                   Human Resources

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